UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
COTT CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (416) 203-3898
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On April 20, 2006 at the Annual General and Special Meeting of Shareowners of Cott Corporation (the “Company”), the Company’s shareowners approved the adoption of the Cott Corporation Performance Share Unit Plan (the “PSU Plan”) and the Cott Corporation Share Appreciation Rights Plan (the “SAR Plan”). The principal features of the PSU Plan and the SAR Plan are described below.
     Performance Share Unit Plan
     This summary of the principal features of the PSU Plan is qualified in its entirety by the complete text of the PSU Plan, which is attached as Appendix C to the Company’s Proxy Circular for the Annual and Special Meeting of Shareowners held on April 20, 2006, as filed with the Securities and Exchange Commission on March 20, 2006.
     The Human Resources and Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) selects employees for participation in the PSU Plan, through which employee participants may receive common shares of the Company. The value of an employee’s award under the PSU Plan is based on two factors: (i) the Company’s performance over the three-year performance cycle; and (ii) the market price of the Company’s common shares at the time of vesting. At the start of each performance cycle, the Compensation Committee will establish three tiers of performance goals for the Company to achieve over the three-year period: a minimum threshold level, a target level and an outstanding performance level. The criteria used to set these performance goals may include the Company’s earnings before interest, taxes, depreciation and amortization; net earnings; share price performance; return on equity; return on invested capital; or any other financial criteria and objectives determined by the Compensation Committee. The Compensation Committee will also determine the employees who may participate in the PSU Plan for each performance cycle.
     A target number of performance share units (“PSUs”) for each participant is established by the Compensation Committee at the beginning of each three-year performance cycle. Each PSU represents the right, on vesting, to receive one common share of the Company. The number of PSUs earned at the end of a performance cycle can range from 0% to 150% of the targeted amount, depending on whether the Company achieves the pre-determined threshold, target or outstanding performance goals in that performance cycle. If performance over the three-year performance cycle falls below the threshold level, no PSUs will vest. The Company’s performance between the threshold and outstanding levels will be weighted so that the final award will vary with the achieved performance. Additionally, as the value of each PSU is tied to the Company’s share price, the value received at the end of the performance cycle will fluctuate with the value of the shares.
     Subject to the provisions of the PSU Plan, PSUs will vest upon the completion of the three-year performance cycle. If the employment of a participant comes to an end (other than in the case of a termination without cause) prior to the final vesting of the PSUs granted to such participant, other than due to the death, normal retirement or permanent disability of the participant, the participant will forfeit his or her rights to those PSUs. If a participant is terminated without cause, the Compensation Committee will have discretion to determine what will happen to the PSUs.
     Throughout the performance cycle, there are no dividends paid to participants on the performance share units, and holders do not have the right to vote the common shares represented by their PSUs. Following the vesting of a participant’s PSUs, the Company will contribute cash to an independent trust to be used for the purpose of purchasing an equivalent number of the Company’s common shares on the New York Stock Exchange at the prevailing market price. The common shares purchased by the trustee will then be registered in the name of the participant and delivered to the participant upon his or her request.
     In the event of (i) a consolidation, merger or amalgamation of the Company with any other corporation following which the Company’s voting shareowners hold less than 50% of the voting shares of the surviving entity; (ii) a sale of all (or substantially all) of the Company’s undertakings and assets; or (iii) a proposal being made in connection with the Company’s liquidation, dissolution, or winding-up, the Compensation Committee may recommend to the Company’s board whether to accelerate the vesting (without regard to attainment of any performance goals) of PSUs of any participant whose employment is terminated without cause in connection with the change of control. In any such event, the board may elect in its discretion to accelerate the vesting of some, all or none of any participant’s PSUs.
     Share Appreciation Rights Plan
     This summary of the principal features of the SAR Plan is qualified in its entirety by the complete text of the SAR Plan, which is attached as Appendix D to the Company’s Proxy Circular for the Annual and Special Meeting of Shareowners held on April 20, 2006, as filed with the Securities and Exchange Commission on March 20, 2006.
     Under the SAR Plan, share appreciation rights (“SARs”) may be granted to employees and directors of the Company or its subsidiaries by the Compensation Committee on the recommendation of management. SARs will typically vest on the third anniversary of the grant date. On vesting, each SAR will represent the right to be paid the difference, if any, between the price of the Company’s common shares on the date of grant and their price on the SAR’s vesting date. Payments in respect of vested in-the-money SARs will be made in the form of common shares of the Company purchased on the open market by an independent trust with cash contributed by the Company. If the Company’s share price on the date of vesting is lower than on the date of grant, no payment will be made in respect of those vested SARs. Prior to vesting, there are no dividends paid on the share appreciation rights, and holders do not have the right to vote the common shares represented by their SARs.
     If the employment of a participant comes to an end (other than in the case of a termination without cause) prior to the final vesting of the SARs granted to such participant, other than due to the death, normal retirement or permanent disability of the participant, his or her unvested SARs will be forfeited. All unvested SARs will vest in full in the event of (i) a consolidation, merger or amalgamation of the Company with any other corporation following which the Company’s voting shareowners hold less than 50% of the voting shares of the surviving entity; (ii) a sale of all (or substantially all) of the Company’s undertakings and assets; or (iii) a proposal being made in connection with the Company’s liquidation, dissolution, or winding-up. If a participant is terminated without cause, the Compensation Committee will have discretion to determine what will happen to the SARs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: April 26, 2006	By:	/s/ Mark R. Halperin
Mark R. Halperin
Senior Vice President, General Counsel and Secretary